                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                        Date of Report: October 23, 2000


                             Insight Midwest, L.P.
                             Insight Capital, Inc.
            (Exact name of Registrant as specified in its charter)



       Delaware                       333-33540                          13-4079232
       Delaware                      333-33540-1                         13-4079679
(State of incorporation)         (Commission File No.)        (IRS Employer Identification No.)

                                 810 7th Avenue
                            New York, New York 10019
                    (Address of principal executive offices)


                 Registrant's telephone number:  (917) 286-2300

Item 9.   Regulation FD Disclosure.

     We are conducting a $500 million bond offering to refinance a portion of the bank debt of our subsidiaries. The offering will be a private placement under Rule 144A of the Securities Act of 1933 and will be made only to qualified institutional buyers and to a limited number of institutional accredited investors. Included in the preliminary offering memorandum for the private placement are certain historical and pro forma financial statements that have not been previously publicly reported. Certain of the pro forma financial data give effect to our previously reported proposed acquisition of cable television systems from Insight Communications Company, L.P. ("Insight L.P.") and certain subsidiaries of AT&T Corp. ("AT&T Cable Subsidiaries"), which is expected to be completed on or about January 1, 2001, and also give effect to a proposed new credit facility to finance the acquisition (the "Transactions"). A copy of the pro forma financial statements as well as the historical financial statements of the systems currently owned by the AT&T Cable Subsidiaries and Insight L.P. to be acquired by us, which have not been previously publicly reported, are provided below.

     No assurance can be made that the Transactions or the bond offering will be completed. The bond offering is presently expected to be completed prior to the completion of the Transactions and is not conditioned upon the completion of the Transactions.

     The proposed bonds have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. This current report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any securities in any jurisdiction in which such offering sold would be unlawful.

                         PRO FORMA FINANCIAL STATEMENTS

     The following tables set forth selected financial data of the Indiana, Kentucky, Illinois, Ohio and Georgia systems which are systems in which we have or will have a significant economic interest. The tables include data for:

    .  Insight Midwest on a historical basis;

    .  Insight Midwest on a pro forma basis;

    . Insight Midwest on a pro forma as adjusted basis for the Transactions (excluding Insight Ohio); and

    . Insight Midwest on a pro forma as adjusted basis for the Transactions (including Insight Ohio).

     The historical data of Insight Midwest reflects the operations of Insight Indiana for the year ended December 31, 1999 and the six months ended June 30, 2000 and the operations of Insight Kentucky from October 1, 1999 (date of acquisition) through December 31, 1999 and for the six months ended June 30, 2000.

     The pro forma data reflect the following events as if they had occurred on January 1, 1999: (a) the issuance of the notes and the use of the net proceeds therefrom to repay a portion of the Indiana and Kentucky credit facilities, (b) the October 1999 acquisition of Insight Kentucky and (c) the issuance of our 9 3/4% senior notes due 2009 and the use of the net proceeds therefrom to repay a portion of the Kentucky credit facility. The pro forma data does not give effect to the Transactions.

     The pro forma as adjusted financial data reflect the events described in the preceding paragraph as well as the completion of the Transactions as if they had occurred on January 1, 1999. The pro forma as adjusted financial data set forth information both excluding and including Insight Ohio, as Insight Ohio will become an unrestricted subsidiary under the indenture governing the notes, and will be prohibited by the terms of its indebtedness from making distributions to us.

     The pro forma and pro forma as adjusted statement of operations do not purport to be indicative of what our results of operations would actually have been had the above transactions been completed on the dates indicated or to project our results of operations for any future date.

     The data included in the pro forma statement of operations for the six months ended June 30, 2000 under the column headings "Insight Midwest (as reported)," "Illinois Systems Being Acquired from the AT&T Cable Subsidiaries," "Illinois Systems Purchased by and Being Acquired from Insight L.P.," "Other Systems Being Acquired from Insight L.P." and "Insight Ohio" represent for:

   . Insight Midwest (as reported), six months of operating results of Insight Midwest (Insight Indiana and Insight Kentucky).

   . Illinois Systems Being Acquired from the AT&T Cable Subsidiaries, six months of operating results of the Illinois systems owned by the AT&T Cable Subsidiaries for the full six months ended June 30, 2000 and fifteen days of operating results of systems previously owned by MediaOne, which we will acquire pursuant to the Transactions.

   . Illinois Systems Purchased by and Being Acquired from Insight L.P., six months of operating results of the Illinois systems which are to be purchased from the AT&T Cable Subsidiaries by Insight L.P. and which we will acquire pursuant to the Transactions.

   . Other Systems Being Acquired from Insight L.P., six months of operating results of systems owned by Insight L.P. which we will acquire pursuant to the Transactions.

   . Insight Ohio, six months of operating results of Insight Ohio which we will acquire pursuant to the Transactions plus adjustments to reflect such acquisition as if it had occurred at January 1, 2000.

     The data included in the pro forma statement of operations for the year ended December 31, 1999 under the column headings "Insight Midwest (as reported)," "Kentucky," "Illinois Systems Being Acquired from the AT&T Cable Subsidiaries," "Illinois Systems Purchased by and Being Acquired from Insight L.P.," "Other Systems Being Acquired from Insight L.P." and "Insight Ohio" represent for:

   . Insight Midwest (as reported), twelve months of operating results of Insight Midwest which includes twelve months of operating results of Insight Indiana and three months of operating results (October 1, 1999 through December 31, 1999) of Insight Kentucky.

   . Kentucky, nine months of operating results of InterMedia Capital
     Partners VI, L.P., plus adjustments to reflect the October 1999 acquisition of Insight Kentucky and the refinancing of a portion of Insight Kentucky's indebtedness through the issuance of our 9 3/4% senior notes due 2009.

   . Illinois Systems Being Acquired from the AT&T Cable Subsidiaries, twelve months of operating results of the Illinois systems owned by the AT&T Cable Subsidiaries for ten months in 1999 and by Tele-Communications, Inc. (AT&T's cable predecessor) for two months in 1999, which we will acquire pursuant to the Transactions, and seven months of operating results for an Illinois system which was owned by the AT&T Cable Subsidiaries as of June 1, 1999 and which we will acquire pursuant to the Transactions.

   . Illinois Systems Purchased by and Being Acquired from Insight L.P., twelve months of operating results of the Illinois systems owned by the AT&T Cable Subsidiaries for ten months in 1999 and by Tele-Communications, Inc. (AT&T's cable predecessor) for two months in 1999, which are to be purchased from the AT&T Cable Subsidiaries by Insight L.P. and which we will acquire pursuant to the Transactions and seven months of operating results for an Illinois system which was owned by the AT&T Cable Subsidiaries as of June 1, 1999 and is to be purchased by Insight L.P. and which we will acquire pursuant to the Transactions.

   . Other Systems Being Acquired from Insight L.P., twelve months of operating results of systems owned by Insight L.P. for all of 1999 which we will acquire pursuant to the Transactions and nine months of operating results of systems owned by Insight L.P. as of March 31, 1999 which we will acquire pursuant to the Transactions.

   . Insight Ohio, twelve months of operating results of Insight Ohio which we will acquire pursuant to the Transactions plus adjustments to reflect such acquisition as if it had occurred at January 1, 1999.

     As indicated in footnote (A) below, the pro forma as adjusted financial data do not include results of certain of the Illinois systems which we will acquire pursuant to the Transactions for the periods specified. If such results were included in the financial data below, revenues and EBITDA on a pro forma as adjusted basis excluding Insight Ohio would have been $298.3 million and $133.0 million, respectively, for the six months ended June 30, 2000, and $571.4 million and $257.1 million, respectively, for the year ended December 31, 1999. These revenues and EBITDA do not purport to be indicative of what our financial position or results of operations would have been had the above transactions been completed on the dates indicated or to project our results of operations for any future date.

                             INSIGHT MIDWEST, L.P.

                       PRO FORMA STATEMENT OF OPERATIONS
                     For the Six Months Ended June 30, 2000
                                 (in thousands)

                                                            Illinois     Illinois
                                                            Systems      Systems       Other
                                                             Being     Purchased by   Systems                      Pro Forma
                                                            Acquired    and Being      Being                      As Adjusted
                       Insight                              from the     Acquired     Acquired                     Excluding
                       Midwest     Pro Forma      Pro      AT&T Cable      from         from       Transaction      Insight
                    (as reported) Adjustments    Forma    Subsidiaries Insight L.P. Insight L.P. Adjustments (A)     Ohio
                    ------------- -----------   --------  ------------ ------------ ------------ ---------------  -----------
Revenues..........    $187,237      $   --      $187,237    $53,892      $26,063      $20,164       $    --        $ 287,356
Costs and
  expenses:
  Programming and
    other
    operating
    costs.........      64,864          --        64,864     22,921       11,037        7,244            --          106,066
  Selling, general
    and
    administrative..    37,500          --        37,500      8,487        4,162        4,422         (1,717)(D)      52,854
  Depreciation and
    amortization..      94,180          415 (B)   94,595     16,903        6,213        8,650         21,783 (E)     148,670
                                                                                                         526 (F)
                      --------      -------     --------    -------      -------      -------       --------       ---------
Operating income
  (loss)..........      (9,307)        (415)      (9,722)     5,581        4,651         (152)       (20,592)        (20,234)
Other income
  (expense):
Interest income
  (expense).......     (52,598)      (4,411)(C)  (57,009)       --           --           --         (29,733)(G)     (86,742)
Other income
  (expense).......          73          --            73        --           --           (10)           --               63
                      --------      -------     --------    -------      -------      -------       --------       ---------
Income (loss) from
  continuing
  operations......    $(61,832)     $(4,826)    $(66,658)   $ 5,581      $ 4,651      $  (162)      $(50,325)      $(106,913)
                      ========      =======     ========    =======      =======      =======       ========       =========
                                 Pro Forma
                                As Adjusted
                                 Including
                    Insight       Insight
                      Ohio         Ohio
                    ----------- -----------
Revenues..........  $ 23,946     $ 311,302
Costs and
  expenses:
  Programming and
    other
    operating
    costs.........     9,333       115,399
  Selling, general
    and
    administrative..   5,485        58,339
  Depreciation and
    amortization..    11,242(H)    159,912
                    ----------- -----------
Operating income
  (loss)..........    (2,114)      (22,348)
Other income
  (expense):
Interest income
  (expense).......      (704)      (87,446)
Other income
  (expense).......        40           103
                    ----------- -----------
Income (loss) from
  continuing
  operations......  $ (2,778)    $(109,691)
                    =========== ===========

  Notes to Pro Forma Statement of Operations for the Six Months Ended June 30,
                                      2000
(A) The pro forma as adjusted data includes the results of operations for the Illinois systems which we will acquire pursuant to the Transactions only for the periods during which they were owned by the AT&T Cable Subsidiaries during the six months ended June 30, 2000. Listed below are the revenues and EBITDA for such systems for the periods during which they were not owned by the AT&T Cable Subsidiaries. The results below are not included in the pro forma as adjusted data for the period indicated. If these results were included in the financial data above, revenues and EBITDA would have been $298.3 million and $133.0 million for the six months ended June 30, 2000. These revenues and EBITDA do not purport to be indicative of what our financial position or results of operations would have been had the above transactions been completed on the dates indicated or to project our results of operations for any future date.

                                        January 1, 2000 through June 15, 2000
                                        ---------------------------------------
                                             Revenues             EBITDA
                                        -------------------  ------------------
                                                   (in thousands)
     Previous MediaOne systems.........             $10,939              $4,515

(B) Includes the elimination of amortization of deferred financing costs of $285,000 resulting from the repayment of a portion of the borrowings under the Indiana and Kentucky credit facilities and the recording of $700,000 amortization of deferred financing issuance costs for the notes.

(C) Reflects the net increase in interest expense related to the repayment of approximately $486.0 million of borrowings under the Indiana and Kentucky credit facilities (decrease in interest expense of $20.0 million) and the issuance of the notes (increase in interest expense of $24.4 million).

(D) Adjusts management fee expense so that management fees are equivalent to 3% of gross revenues which is the percentage that Insight L.P. will charge the systems. Prior management fees of these systems averaged between 3% and 5% of gross revenues.

(E) Includes additional amortization related to a step-up in value of the intangible assets of the Illinois systems being acquired from the AT&T Cable Subsidiaries, and the Illinois systems purchased by and being acquired from Insight L.P. totalling $225.1 million, which will be amortized on a straight-line basis over fifteen years. In addition, includes an increase in amortization of approximately $14.3 million related to the pre-acquisition intangibles, resulting from a reduced period of amortization. The preliminary purchase price has been allocated to franchise rights. The purchase price allocation will be finalized upon completion of our acquisition of the systems and receipt of appraisal reports. However, we do not believe that any adjustment resulting from the final allocation of purchase price will be material.

(F) Includes the elimination of deferred financing costs of $349,000 resulting from the repayment of borrowings under the Indiana and Kentucky credit facilities and the recording of $875,000 in amortization of the deferred financing costs of the proposed new credit facility.

(G) Reflects the net increase in interest expense related to the refinancing of Indiana and Kentucky credit facility borrowings (net increase in interest expense of $2.4 million), borrowings under the proposed new credit facility to fund the acquisition of Illinois systems purchased by and being acquired from Insight L.P. (increase in interest expense of $14.1 million), and borrowings that we will assume pursuant to the Transactions (increase in interest expense of $13.2 million).

  Notes to Pro Forma Statement of Operations for the Six Months Ended June 30,
                                      2000

(H) Includes the operating results of Insight Ohio for the six months ended June 30, 2000 and a transaction adjustment as follows:

                                       Operating Results
                                      for the Six Months  Transaction     As
                                      Ended June 30, 2000 Adjustment   Adjusted
                                      ------------------- -----------  --------
                                                   (in thousands)
   Revenues.........................        $23,946         $   --     $23,946
   Costs and expenses:
     Programming and other operating
        costs.......................          9,333             --       9,333
     Selling, general and
        administrative..............          5,485             --       5,485
     Depreciation and amortization..          4,893           6,349(1)  11,242
                                            -------         -------    -------
   Operating income (loss)..........          4,235          (6,349)    (2,114)
   Other income (expense):
     Interest expense...............           (704)            --        (704)
     Other income...................             40             --          40
                                            -------         -------    -------
   Income (loss) from continuing
      operations....................        $ 3,571         $(6,349)   $(2,778)
                                            =======         =======    =======

---------------------
  (1) Reflects amortization related to a step-up in value of intangible assets of Insight Ohio of $153.0 million, which will be amortized over twelve years. The preliminary purchase price has been allocated to franchise rights. The purchase price allocation will be finalized upon completion of our acquisition of Insight Ohio and receipt of appraisal reports. However, we do not believe that any adjustment resulting from the final allocation of purchase price will be material.

                             INSIGHT MIDWEST, L.P.

                       PRO FORMA STATEMENT OF OPERATIONS
                      For the Year Ended December 31, 1999
                                 (in thousands)

                                                                           Illinois     Illinois
                                                                           Systems      Systems
                                                                            Being      Purchased      Other
                                                                           Acquired      by and      Systems
                                                                             from        Being        Being
                       Insight                                             the AT&T     Acquired     Acquired
                       Midwest                  Pro Forma                   Cable         from         from       Transaction
                    (as reported) Kentucky (A) Adjustments    Pro Forma  Subsidiaries Insight L.P. Insight L.P. Adjustments (B)
                    ------------- ------------ -----------    ---------  ------------ ------------ ------------ ---------------
Revenues..........    $201,286      $159,197    $    --       $ 360,483    $96,093      $43,158      $34,899       $     451 (E)
                                                                                                                         636 (F)
  Costs and
    expenses:
  Programming and
    other
    operating
    costs.........      59,587        51,924         --         111,511     39,667       17,579       11,195             126 (E)
                                                                                                                         196 (F)
  Selling, general
    and
    administrative..    44,199        41,292         --          85,491     15,316        7,224        7,135              91 (E)
                                                                                                                         107 (F)
                                                                                                                      (2,547)(G)
  Depreciation and
    amortization..     109,110        97,220         829 (C)    207,159     25,589        9,481       15,719              86 (E)
                                                                                                                         202 (F)
                                                                                                                      47,553 (H)
                                                                                                                       1,053 (I)
                      --------      --------    --------      ---------    -------      -------      -------       ---------
Operating income
  (loss)..........     (11,610)      (31,239)       (829)       (43,678)    15,521        8,874          850         (45,780)
Other income
  (expense):
Interest expense..     (50,900)      (46,997)    (11,332)(D)   (109,229)       --           --           --               (1)(E)
                                                                                                                     (64,252)(J)
Other income
  (expense).......        (167)       (1,523)        --          (1,690)       --           --           173             (58)(F)
                      --------      --------    --------      ---------    -------      -------      -------       ---------
Income (loss) from
  continuing
  operations......    $(62,677)     $(79,759)   $(12,161)     $(154,597)   $15,521      $ 8,874      $ 1,023       $(110,091)
                      ========      ========    ========      =========    =======      =======      =======       =========
                    Pro Forma             Pro Forma
                       As                    As
                    Adjusted              Adjusted
                    Excluding             Including
                     Insight   Insight     Insight
                      Ohio      Ohio        Ohio
                    ---------- ---------- ----------
Revenues..........  $ 535,720  $46,747    $ 582,467
  Costs and
    expenses:
  Programming and
    other
    operating
    costs.........    180,274   16,017      196,291
  Selling, general
    and
    administrative..  112,817   11,602      124,419
  Depreciation and
    amortization..    306,842   19,847(K)   326,689
                    ---------- ---------- ----------
Operating income
  (loss)..........    (64,213)    (719)     (64,932)
Other income
  (expense):
Interest expense..   (173,482)    (297)    (173,779)
Other income
  (expense).......     (1,575)      92       (1,483)
                    ---------- ---------- ----------
Income (loss) from
  continuing
  operations......  $(239,270) $  (924)   $(240,194)
                    ========== ========== ==========

Notes to Pro Forma Statement of Operations for the Year Ended December 31, 1999

(A) Includes the historical operating results of the Kentucky systems for the nine months ended September 30, 1999 and pro forma adjustments to reflect the October 1999 acquisition of Insight Kentucky by Insight Midwest and the refinancing of Insight Kentucky's indebtedness through the issuance of our 9 3/4% senior notes, as follows:

                                        Kentucky Systems
                                          For the Nine
                                          Months Ended
                                         September 30,
                                              1999       Adjustments  Total
                                        ---------------- ----------- --------
                                                   (in thousands)
     Revenues..........................     $159,197      $    --    $159,197
     Cost and expenses:
       Programming and other operating
          costs........................       51,924           --      51,924
       Selling, general and
          administrative...............       41,162           130     41,292
       Depreciation and amortization...       91,707         5,513     97,220
                                            --------      --------   --------
     Operating loss....................      (25,596)       (5,643)   (31,239)
     Gain (loss) on cable system
        exchange.......................       15,822       (15,797)        25
     Interest expense..................      (41,979)       (5,018)   (46,997)
     Other expense.....................       (1,548)          --      (1,548)
                                            --------      --------   --------
     Loss from continuing operations...     $(53,301)     $(26,458)  $(79,759)
                                            ========      ========   ========

(B) The pro forma as adjusted data includes the results of operations for the Illinois systems which we will acquire pursuant to the Transactions only for the periods during which they were owned by the AT&T Cable Subsidiaries in 1999. Listed below are the revenues and EBITDA for such systems for the periods during which they were not owned by the AT&T Cable Subsidiaries. The results below are not included in the pro forma as adjusted data for the periods indicated. If such results were included in the financial data above, revenues and EBITDA would have been $571.4 million and $257.1 million for the years ended December 31, 1999. These revenues and EBITDA do not purport to be indicative of what our financial position or results of operations would have been had the above transactions been completed on the dates indicated or to project our results of operations for any future date.

                                                                  Year Ended
                                                                 December 31,
                                                                     1999
                                                               ----------------
                                                               Revenues EBITDA
                                                               -------- -------
                                                                (in thousands)
     Previous MediaOne systems:............................... $25,992  $11,161

                                                                  Five Months
                                                                 Ended May 31,
                                                                     1999
                                                                ---------------
                                                                Revenues EBITDA
                                                                -------- ------
                                                                (in thousands)
     Previous Time Warner systems:.............................  $9,696  $4,870

(C) Includes the elimination of amortization of deferred financing costs of $571,000 resulting from the repayment of a portion of the borrowings under the Indiana and Kentucky credit facilities and the recording of $1.4 million of amortization of the deferred financing costs for the notes.

(D) Reflects the net increase in interest expense related to the repayment of approximately $486.0 million of borrowings under the Indiana and Kentucky credit facilities (decrease in interest expense of $37.4 million) and the issuance of the notes (increase in interest expense of $48.8 million).

(E) Includes the operating results of the Scottsburg system, acquired by Insight L.P. in March 1999, for the three-month period ended March 31, 1999.

(F) Includes the operating results of the Portland system, acquired by Insight L.P. in March 1999, for the three-month period ended March 31, 1999.

(G) Adjusts management fee expense so that management fees are equivalent to 3% of gross revenues, which is the percentage that Insight L.P. will charge the systems. Prior management fees of these systems averaged between 3% and 5% of gross revenues.

(H) Includes additional amortization related to step-up in value of the intangible assets of the Illinois systems being acquired from the AT&T Cable Subsidiaries and the Illinois systems purchased by and being acquired from Insight L.P. totaling $225.1 million over a period of fifteen years. In addition, includes an increase in amortization of approximately $32.6 million related to the pre-acquisition intangibles, resulting from a reduced period of amortization. The preliminary purchase price has been allocated to franchise rights. The purchase price allocation will be finalized upon completion of our acquisition of the systems and receipt of appraisal reports. However, we do not believe that any adjustment resulting from the final allocation of purchase price will be material.

(I) Includes the elimination of deferred financing costs of $697,000 resulting from the repayment of borrowings under the Indiana and Kentucky credit facility borrowings and the recording of $1.8 million in amortization of the deferred financing costs of the proposed new credit facility.

(J) Reflects the net increase in interest expense related to the refinancing of Indiana and Kentucky credit facility borrowings under the proposed new credit facility (net increase in interest expense of $9.6 million), borrowings under the proposed new credit facility to fund the acquisition of Illinois systems purchased by and being acquired from Insight L.P. (increase in interest expense of $28.3 million), and borrowings that we will assume pursuant to the Transactions (increase in interest expense of $26.4 million).

(K) Includes the operating results of Insight Ohio for the year ended December 31, 1999 and a transaction adjustment as follows:

                                     Operating Results
                                       for the Year
                                      Ended December   Transaction       As
                                         31, 1999      Adjustment     Adjusted
                                     ----------------- -----------    --------
    Revenues........................      $46,747       $    --       $46,747
    Costs and expenses:
      Programming and other
         operating costs............       16,017            --        16,017
      Selling, general and
         administrative.............       11,602            --        11,602
      Depreciation and
         amortization...............        7,148         12,699 (1)   19,847
                                          -------       --------      -------
    Operating income (loss).........       11,980        (12,699)        (719)
    Other income (expense):
    Interest expense................         (297)           --          (297)
    Other income....................           92            --            92
                                          -------       --------      -------
    Income (loss) from continuing
       operations...................      $11,775       $(12,699)     $  (924)

   ---------------------
   (l) Reflects amortization related to a step up in value of intangible assets of Insight Ohio of $153.0 million over a period of twelve years. Such amortization schedule is applied based upon the remaining attractive terms of the franchises. The preliminary purchase price has been allocated to franchise rights. The purchase price allocation will be finalized upon completion of our acquisition of Insight Ohio and receipt of appraisal reports. However, we do not believe that any adjustment resulting from the final allocation of purchase price will be material.

                             INSIGHT MIDWEST, L.P.

                            PRO FORMA BALANCE SHEET
                                 June 30, 2000
                                 (in thousands)

                                                                        Illinois
                                                             Illinois    Systems
                                                             Systems    Purchased   Other
                                                              Being      by and    Systems                 Pro Forma
                                                             Acquired     Being     Being                      As
                                                               from     Acquired  Acquired                  Adjusted
                       Insight                               the AT&T     from      from                   Excluding
                     Midwest (as   Pro Forma                  Cable      Insight   Insight   Transaction    Insight   Insight
                      reported)  Adjustments(A) Pro Forma  Subsidiaries   L.P.      L.P.    Adjustments(B)    Ohio      Ohio
                     ----------- -------------- ---------- ------------ --------- --------- -------------- ---------- --------
      ASSETS
Cash and cash
  equivalents......  $    18,162    $    --     $   18,162   $  1,366   $    551  $       1    $    --     $   20,080 $  5,770
Trade accounts
  receivable, net..       14,100         --         14,100      3,922      1,521      1,112         --         20,655      879
Prepaid expenses
  and other
  current assets...        5,930         --          5,930        276         84      2,716         --          9,006    3,328
Fixed assets, net..      630,949         --        630,949    137,509     46,253     43,986         --        858,697   62,379
Intangible assets,
  net..............      991,650         --        991,650    782,750    296,922     93,516     225,072     2,389,910  153,311(C)
Other assets.......       19,007       9,420        28,427        --         --          --       8,402        36,829      108
                     -----------    --------    ----------   --------   --------  ---------    --------    ---------- --------
   Total assets....  $ 1,679,798    $  9,420    $1,689,218   $925,823   $345,331  $ 141,331    $233,474    $3,335,177 $225,775
                     ===========    ========    ==========   ========   ========  =========    ========    ========== ========
LIABILITIES AND PARTNERS'
  CAPITAL
Accounts payable...  $    49,949    $    --     $   49,949   $    489   $    258  $   1,302    $    --     $   51,998 $  5,246
Accrued expenses
  and other current
  liabilities......       18,813         --         18,813     11,811      1,748      2,794         --         35,166   14,119
Interest payable...       20,384         --         20,384        --         --         --          --         20,384      343
Due to affiliates..        2,937         --          2,937        --         --      12,867         --         15,804      422
Credit facilities..    1,081,000    (486,000)      595,000        --         --         --      643,000     1,238,000   25,000
Notes payable......      200,000     500,000       700,000        --         --         --          --        700,000      --
Preferred
  interests........          --          --            --         --         --         --          --            --   177,845
                     -----------    --------    ----------   --------   --------  ---------    --------    ---------- --------
   Total
     liabilities...    1,373,083      14,000     1,387,083     12,300      2,006     16,963     643,000     2,061,352  222,975
Partners'
  (deficiency)
  equity...........      306,715      (4,580)      302,135    913,523    343,325    124,368    (409,526)    1,273,825    2,800
                     -----------    --------    ----------   --------   --------  ---------    --------    ---------- --------
                     $ 1,679,798    $  9,420    $1,689,218   $925,823   $345,331  $ 141,331    $233,474    $3,335,177 $225,775
                     ===========    ========    ==========   ========   ========  =========    ========    ========== ========
                     Pro Forma
                         As
                      Adjusted
                     Including
                      Insight
                        Ohio
                     ----------
      ASSETS
Cash and cash
  equivalents......  $   25,850
Trade accounts
  receivable, net..      21,534
Prepaid expenses
  and other
  current assets...      12,334
Fixed assets, net..     921,076
Intangible assets,
  net..............   2,543,221
Other assets.......      36,937
                     ----------
   Total assets....  $3,560,952
                     ==========
LIABILITIES AND PARTNERS'
  CAPITAL
Accounts payable...  $   57,244
Accrued expenses
  and other current
  liabilities......      49,285
Interest payable...      20,727
Due to affiliates..      16,226
Credit facilities..   1,263,000
Notes payable......     700,000
Preferred
  interests........     177,845
                     ----------
   Total
     liabilities...   2,284,327
Partners'
  (deficiency)
  equity...........   1,276,625
                     ----------
                     $3,560,952
                     ==========

Notes to Pro Forma Balance Sheet as of June 30, 2000

(A) Reflect the following assumptions:

  . receipt of estimated net proceeds from the notes of approximately $486.0 million;

  . repayment of borrowings under the Indiana and Kentucky credit facilities of approximately $486.0 million;

  . write-off of deferred financing costs of approximately $4.6 million associated with the repayment of borrowings under the Indiana and Kentucky credit facilities; and

  . recording of estimated deferred financing costs of approximately $14.0 million associated with the offering of the notes.

(B) Reflect the following:

  . a step-up in value of intangible assets of the Illinois systems being acquired from the AT&T Cable Subsidiaries, and the Illinois systems purchased by and being acquired from Insight L.P. totalling $225.1 million. The preliminary purchase price has been allocated to franchise rights. The purchase price allocation will be finalized upon completion of our acquisition of the systems and receipt of appraisal reports. However, we do not believe that any adjustment resulting from the final allocation of purchase price will be material;

  .  refinancing of borrowings under the proposed new credit facility;

  . borrowings of $333.0 million under the proposed new credit facility to fund the acquisition of Illinois systems purchased by and being acquired from Insight L.P.;

  . borrowings of $310.0 million that we will assume pursuant to the Transactions;

  . write-off of deferred financing costs of approximately $5.6 million associated with the refinancing of borrowings with proceeds of the proposed new credit facility; and

  . recording of estimated deferred financing costs of approximately $14.0 million associated with the proposed new credit facility.

(C) Includes the balance sheet of Insight Ohio as of June 30, 2000 and a transaction adjustment as follows:

                                               June 30,   Transaction      As
                                                 2000     Adjustment    Adjusted
                                               ---------  -----------   --------
                                                       (in thousands)
  Cash and cash equivalents................... $   5,770   $    --      $  5,770
  Trade accounts receivable, net..............       879        --           879
  Prepaid expenses and other current assets...     3,328        --         3,328
  Fixed assets, net...........................    62,379        --        62,379
  Intangible assets, net......................       302    153,009(1)   153,311
  Other assets................................       108        --           108
                                               ---------   --------     --------
  Total assets................................ $  72,766   $153,009     $225,775
                                               =========   ========     ========
  Accounts payable............................ $   5,246   $    --      $  5,246
  Accrued expenses and other current
     liabilities..............................    14,119        --        14,119
  Interest payable............................       343        --           343
  Due to affiliates...........................       422        --           422
  Credit facility.............................    25,000        --        25,000
  Preferred interests.........................   177,845        --       177,845
                                               ---------   --------     --------
  Total liabilities...........................   222,975        --       222,975
  Members equity..............................  (150,209)   153,009        2,800
                                               ---------   --------     --------
  Total liabilities and members equity........ $  72,766   $153,009     $225,775
                                               =========   ========     ========

  ---------------------
  (1) Reflects a step-up in value of intangible assets of Insight Ohio of $153.0 million, which will be amortized over twelve years. The preliminary purchase price has been allocated to franchise rights. The purchase price allocation will be finalized upon completion of our acquisition of Insight Ohio and receipt of appraisal reports. However, we do not believe that any adjustment resulting from the final allocation of purchase price will be material.

                 INSIGHT MIDWEST, L.P. PRO FORMA OPERATING DATA

     In the table below we provide you with pro forma operating data as follows:

   . The Insight Midwest systems, which are currently operated by Insight
     Midwest;

   . The acquired systems which we will acquire pursuant to the Transactions; and

   . The total systems, which includes the Insight Midwest systems and the systems which we will acquire pursuant to the Transactions.

                                                      As of June 30, 2000
                                                  ------------------------------
                                                   Insight
                                                   Midwest   Acquired    Total
                                                   Systems   Systems    Systems
                                                  ---------  --------  ---------
Homes passed..................................... 1,211,300  867,800   2,079,100
Basic customers..................................   733,800  528,300   1,262,100
Basic penetration................................      60.6%    60.9%       60.7%
Digital customers................................    44,800   63,700     108,500
Premium units....................................   487,600  460,400     948,000
Premium penetration..............................      66.5%    87.1%       75.1%
Cable modem customers............................    15,400   12,400      27,800

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
AT&T Broadband, LLC:

     We have audited the accompanying combined balance sheet of The AT&T Insight Midwest Systems (a combination of certain assets as defined in note 1 to the combined financial statements) as of December 31, 1999, and the related combined statements of operations and parent's investment, and cash flows for the period from March 1, 1999 to December 31, 1999 ("New Insight" or "Successor") and of The AT&T Insight Midwest Systems for the period from January 1, 1999 to February 28, 1999 ("Old Insight" or "Predecessor"). These combined financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the aforementioned Successor combined financial statements present fairly, in all material respects, the financial position of New Insight as of December 31, 1999, and the results of their operations and their cash flows for the Successor period, in conformity with generally accepted accounting principles. Further, in our opinion, the aforementioned Predecessor combined financial statements present fairly, in all material respects, the results of Old Insight operations and their cash flows for the Predecessor period, in conformity with generally accepted accounting principles.

     As discussed in note 1, effective March 9, 1999, AT&T Corp., parent company of New Insight, acquired Tele-Communications, Inc., parent company of Old Insight, in a business combination accounted for as a purchase. As a result of the acquisition, the combined financial information for the periods after the acquisition is presented on a different cost basis than that for the periods before the acquisition and therefore, is not comparable.

                                          KPMG LLP

Denver, Colorado
October 11, 2000

                          AT&T INSIGHT MIDWEST SYSTEMS
            (A combination of certain assets, as defined in note 1)

                            COMBINED BALANCE SHEETS
                                 (in thousands)

                                                         June 30,   December 31,
                                                           2000         1999
                                                        ----------- ------------
                                                        (unaudited)
                        Assets
Cash..................................................  $    1,917       1,769
Trade and other receivables, net......................       5,443       4,303
Property and equipment, at cost:
  Land................................................         668         639
  Distribution systems................................     184,760     121,647
  Support equipment and buildings.....................      14,162      11,048
                                                        ----------   ---------
                                                           199,590     133,334
  Less accumulated depreciation.......................      15,828       6,665
                                                        ----------   ---------
                                                           183,762     126,669
                                                        ----------   ---------
Intangible assets.....................................   1,114,045     954,840
  Less accumulated amortization.......................      34,013      22,507
                                                        ----------   ---------
                                                         1,080,032     932,333
                                                        ----------   ---------
                                                        $1,271,154   1,065,074
                                                        ==========   =========
          Liabilities and Parent's Investment
Accounts payable......................................  $      747         740
Accrued expenses......................................      13,559       4,051
                                                        ----------   ---------
    Total liabilities.................................      14,306       4,791
                                                        ----------   ---------
Parent's investment (note 3)..........................   1,256,848   1,060,283
                                                        ----------   ---------
Commitments and contingencies (note 4)
                                                        $1,271,154   1,065,074
                                                        ==========   =========




            See accompanying notes to combined financial statements.

                          AT&T Insight Midwest Systems
            (A combination of certain assets, as defined in note 1)

           COMBINED STATEMENTS OF OPERATIONS AND PARENT'S INVESTMENT
                                 (in thousands)

                                                                                       New Insight              Old Insight
                                                                             ------------------------------- -----------------
                                                                              Six months      Ten months        Two months
                                                                                 ended           ended             ended
                                                                             June 30, 2000 December 31, 1999 February 28, 1999
                                                                             ------------- ----------------- -----------------
                                                                              (unaudited)
Revenue.....................................................................  $   79,955         118,509           20,742
Operating costs and expenses:
  Operating (note 3)........................................................      33,958          49,115            8,131
  Selling, general, and administrative......................................       8,610          13,590            2,553
  Management fees (note 3)..................................................       4,039           5,497              900
  Depreciation..............................................................       9,183          11,058            2,158
  Amortization..............................................................      13,933          20,141            1,713
                                                                              ----------       ---------          -------
                                                                                  69,723          99,401           15,455
                                                                              ----------       ---------          -------
    Net earnings............................................................      10,232          19,108            5,287

Parent's investment:
  Beginning of period.......................................................   1,060,283         892,683          414,696
  Change in due to parent (note 3)..........................................     (12,552)        (13,727)          (4,707)
  Acquisition of cable systems by subsidiaries of AT&T Corp. (note 2).......     198,885         162,219              --
                                                                              ----------       ---------          -------
    End of period...........................................................  $1,256,848       1,060,283          415,276
                                                                              ==========       =========          =======


            See accompanying notes to combined financial statements.

                          AT&T INSIGHT MIDWEST SYSTEMS
            (A combination of certain assets, as defined in note 1)

                       COMBINED STATEMENTS OF CASH FLOWS
                                  (see note 2)
                                 (in thousands)

                                                                                               New Insight        Old Insight
                                                                                         ------------------------ ------------
                                                                                         Six months   Ten months   Two months
                                                                                            ended       ended        ended
                                                                                          June 30,   December 31, February 28,
                                                                                            2000         1999         1999
                                                                                         ----------- ------------ ------------
                                                                                         (unaudited)
Cash flows from operating activities:
 Net earnings...........................................................................  $ 10,232     $ 19,108     $ 5,287
 Adjustments to reconcile net earnings to net cash provided by operating activities:
   Depreciation and amortization........................................................    23,116       31,199       3,871
   Changes in operating assets and liabilities:
    Change in receivables and other assets..............................................      (307)         143      (1,606)
    Change in accruals, payables and other liabilities..................................       468        1,820        (339)
                                                                                          --------     --------     -------
      Net cash provided by operating activities.........................................    33,509       52,270       7,213
                                                                                          --------     --------     -------
Cash flows from investing activities:
 Capital expended for property and equipment............................................   (22,402)     (40,155)     (4,165)
 Other investing activities, net........................................................     1,593        1,929         972
                                                                                          --------     --------     -------
      Net cash used in investing activities.............................................   (20,809)     (38,226)     (3,193)
                                                                                          --------     --------     -------
Cash flows from financing activities:
 Change in amounts due to parent, net...................................................   (12,552)     (13,727)     (4,707)
                                                                                          --------     --------     -------
      Net cash used in financing activities.............................................   (12,552)     (13,727)     (4,707)
                                                                                          --------     --------     -------
 Net change in cash.....................................................................       148          317        (687)
 Cash at beginning of period............................................................     1,769        1,452       2,139
                                                                                          --------     --------     -------
 Cash at end of period..................................................................  $  1,917     $  1,769     $ 1,452
                                                                                          ========     ========     =======

            See accompanying notes to combined financial statements.

                          AT&T Insight Midwest Systems
            (A combination of certain assets, as defined in note 1)

                     Notes to Combined Financial Statements
      (Amounts as of and for the period ended June 30, 2000 are unaudited)

(1) Basis of Presentation and Summary of Significant Accounting Policies

     On August 15, 2000, subsidiaries of AT&T Corp. ("AT&T") entered into certain agreements with Insight Communications Company, L.P. ("Insight") and Insight Midwest, L.P. ("Insight Midwest"). In accordance with the terms of the agreements, such subsidiaries agreed to contribute certain cable television systems serving approximately 252,000 customers located in Illinois (the "Contributed Systems") to Insight Midwest, a partnership in which AT&T currently holds a 50% partnership interest. In addition, such subsidiaries agreed to sell certain cable television systems serving approximately 94,000 customers located in Illinois (the "Sold Systems") to Insight and to exchange a cable television system serving approximately 10,000 customers in and around Freeport, Illinois (the "Exchanged System") for a cable television system in and around Claremont, California. Insight will contribute the Sold Systems and the Exchanged System to Insight Midwest. Following the above described transactions, both AT&T and Insight will continue to have a 50% partnership interest in Insight Midwest.

     Consummation of the above agreements is subject to the satisfaction or waiver of customary conditions to closing, including but not limited to the receipt of all necessary governmental consents and approvals. As a result, there can be no assurance that the agreements between the AT&T subsidiaries and Insight will be consummated or, if consummated, as to the date of such consummation.

     The accompanying combined financial statements include the specific accounts directly related to the activities of the Contributed Systems, the Sold Systems and the Exchanged Systems (collectively, the "AT&T Insight Midwest Systems"). The AT&T Insight Midwest Systems' net assets are wholly-owned by various cable subsidiaries and partnerships of AT&T. All significant inter-entity accounts and transactions have been eliminated in combination. The combined net assets of AT&T Insight Midwest Systems are referred to as "Parent's Investment."

     On March 9, 1999, AT&T acquired AT&T Broadband, LLC ("AT&T Broadband", formerly known as Tele-Communications, Inc.) in a merger (the "AT&T Merger"). In the AT&T Merger, AT&T Broadband became a subsidiary of AT&T. For financial reporting purposes, the AT&T Merger was deemed to have occurred on March 1, 1999. The combined financial statements for periods prior to March 1, 1999 include those AT&T Insight Midwest Systems that were then owned by Tele-Communications, Inc. and are referred to herein as "Old Insight." The combined financial statements for periods subsequent to February 28, 1999 are referred to herein as "New Insight." Due to the application of purchase accounting in connection with the AT&T Merger, the predecessor combined financial statements of Old Insight are not comparable to the successor combined financial statements of New Insight. In the following text, "AT&T Insight Midwest Systems" and "the Company" refer to both Old Insight and New Insight. See note 2.

                          AT&T INSIGHT MIDWEST SYSTEMS
            (A combination of certain assets, as defined in Note 1)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)

     As further described in note 2, certain of the cable systems included in the combined financial statements of New Insight were acquired by AT&T and its subsidiaries in 2000 and 1999. The AT&T Insight Midwest Systems' combined financial statements include the assets, liabilities and results of operations for such cable systems since their respective acquisition dates.

     Certain costs of AT&T are charged to the Company based on AT&T Insight Midwest Systems' number of customers (see note 3). Although such allocations are not necessarily indicative of the costs that would have been incurred by the AT&T Insight Midwest Systems on a stand alone basis, management believes that the resulting allocated amounts are reasonable.

     The AT&T Insight Midwest Systems' net assets are held by various wholly-owned cable subsidiaries and partnerships of AT&T. Accordingly, the balance sheets of the AT&T Insight Midwest Systems do not reflect all of the assets and liabilities that would be indicative in a stand alone business. In particular, the AT&T Insight Midwest Systems do not constitute a taxable entity, therefore, no provision has been made for income tax expense or benefit in the accompanying combined financial statements.

 Interim Results (unaudited)

     The accompanying interim combined financial statements as of and for the six months ended June 30, 2000 are unaudited but, in the opinion of management, reflect all adjustments (consisting of normal recurring accruals) necessary for a fair presentation of the results for such periods. The results of operations for any interim period are not necessarily indicative of results for the full year.

 Receivables

     Receivables are reflected net of an allowance for doubtful accounts. Such allowance at June 30, 2000 and December 31, 1999, respectively, was not significant.

 Property and Equipment

     Property and equipment is stated at cost, including acquisition costs allocated to tangible assets acquired. Construction costs, labor and applicable overhead related to installations and interest during construction are capitalized. Interest capitalized was not significant for the six months ended June 30, 2000, the ten months ended December 31, 1999 and the two months ended February 28, 1999, respectively.

     Depreciation is computed on a straight-line basis using estimated useful lives of 3 to 15 years for distribution systems and 3 to 40 years for support equipment and buildings.

     Repairs and maintenance are charged to operations, and renewals and additions are capitalized. At the time of ordinary retirements, sales or other dispositions of property, the original cost and cost of removal of such property are charged to accumulated depreciation, and salvage, if any, is credited thereto. Gains or losses are only recognized in connection with the sale of properties in their entirety.

                          AT&T INSIGHT MIDWEST SYSTEMS
            (A combination of certain assets, as defined in Note 1)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)

 Intangible Assets

     Intangible assets consist primarily of franchise costs. Franchise costs represent the difference between the costs of acquiring cable television systems and amounts allocated to their tangible net assets. Such amounts are generally amortized on a straight-line basis over 40 years. Costs incurred by the AT&T Insight Midwest Systems in negotiating and renewing franchise agreements are amortized on a straight-line basis over the average lives of the franchise, 15 years.

 Impairment of Long-lived Assets

     The Company periodically reviews the carrying amounts of property and equipment and its identifiable intangible assets to determine whether current events or circumstances warrant adjustments to such carrying amounts. If an impairment adjustment is deemed necessary, based on an analysis of undiscounted cash flows, such loss is measured by the amount that the carrying value of such assets exceeds their fair value. Considerable management judgment is necessary to estimate the fair value of assets, accordingly, actual results could vary significantly from such estimates. Assets to be disposed of are carried at the lower of their financial statement carrying amount or fair value less costs to sell.

 Revenue Recognition

     Cable revenue for customer fees, equipment rental, advertising and pay-per-view programming is recognized in the period that services are delivered. Installation revenue is recognized in the period the installation services are provided to the extent of direct selling costs. Any remaining amount is deferred and recognized over the estimated average period that customers are expected to remain connected to the cable distribution system.

 Statement of Cash Flows

     With the exception of certain system acquisitions and asset transfers (see note 2), transactions effected through the intercompany account due to (from) parent have been considered constructive cash receipts and payments for purposes of the combined statement of cash flows.

 Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

                          AT&T INSIGHT MIDWEST SYSTEMS
            (A combination of certain assets, as defined in Note 1)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)

(2) Business Combinations

AT&T Merger

     The AT&T Merger has been accounted for using the purchase method of accounting and has been deemed to be effective as of March 1, 1999 for financial reporting purposes. Accordingly, the Company's portion of the allocation of AT&T's purchase price to acquire AT&T Broadband has been reflected in the combined financial statements of the AT&T Insight Midwest Systems as of March 1, 1999.

     The following table reflects the March 1, 1999 balance sheet of New Insight, as adjusted to give effect to the purchase accounting adjustments resulting from the allocation to the net assets of the Company of AT&T's purchase price to acquire AT&T Broadband:

                                                                     (amounts in
                                                                     thousands)
                                                                     -----------
     Assets
       Cash.........................................................  $  1,452
       Receivables..................................................     3,690
       Property and equipment.......................................    71,832
       Intangible assets............................................   818,088
                                                                      --------
                                                                      $895,062
                                                                      ========
     Liabilities and Parent's Investment
       Accounts payable and accrued expenses........................  $  2,379
       Parent's Investment..........................................   892,683
                                                                      --------
                                                                      $895,062
                                                                      ========

     As a result of the application of purchase accounting, New Insight recorded its assets and liabilities at their fair values on March 9, 1999. The most significant purchase accounting adjustments related to intangible assets. The intangible assets include $792.0 million assigned to New Insight's franchise costs which are amortized over 40 years.

                          AT&T INSIGHT MIDWEST SYSTEMS
            (A combination of certain assets, as defined in Note 1)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)

Acquisitions

 Exchange

     During the second quarter of 1999, AT&T Broadband paid cash and traded cable television systems serving customers located in Florida, Hawaii, Maine, New York, Ohio, Texas and Wisconsin in exchange for cable television systems serving customers located in Illinois, New Jersey, Oregon and Pennsylvania (the "1999 Exchange"). The 1999 Exchange was consummated pursuant to an agreement that was executed in November 1998. The 1999 Exchange was deemed to be effective as of June 1, 1999 for financial reporting purposes and the acquired systems were recorded using the purchase method of accounting.

     Certain of the Illinois cable television systems acquired by AT&T Broadband in the 1999 Exchange are included in the accompanying financial results of the AT&T Insight Midwest Systems and are reflected as a contribution from AT&T Broadband. Accordingly, the assets, liabilities and results of operations of such systems have been reflected in the combined financial statements of the AT&T Insight Midwest Systems since June 1, 1999.

     The following table reflects the June 1, 1999 balance sheet of the 1999 Exchange systems included in the AT&T Insight Midwest Systems:

                                                                     (amounts in
                                                                      thousands)
                                                                     -----------
     Assets
       Receivables..................................................  $    483
       Property and equipment.......................................    25,670
       Intangible assets............................................   136,658
                                                                      --------
                                                                      $162,811
                                                                      ========
     Liabilities and Parent's Investment
       Accounts payable and accrued expenses........................  $    592
       Parent's Investment..........................................   162,219
                                                                      --------
                                                                      $162,811
                                                                      ========

     The above operating assets and liabilities have been included in the accompanying combined financial statements at their fair values at June 1, 1999. The most significant purchase accounting adjustments related to intangible assets. The intangible assets include approximately $131.8 million of franchise costs which are amortized over 40 years.

 Merger with MediaOne Group, Inc. ("MediaOne") (unaudited)

     On June 15, 2000, AT&T completed the acquisition of MediaOne in a cash and stock transaction valued at approximately $56 billion (the "MediaOne Merger"). The MediaOne Merger was accounted for under the purchase method of accounting. Certain cable television systems acquired by AT&T in the MediaOne Merger are included in the accompanying financial statements

                          AT&T INSIGHT MIDWEST SYSTEMS
            (A combination of certain assets, as defined in Note 1)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)

since their date of acquisition by AT&T. Accordingly, the preliminary estimates of the fair values of such systems' net assets have been reflected in the accompanying combined financial statements of the AT&T Insight Midwest Systems as of June 15, 2000.

     The following table reflects the June 15, 2000 balance sheet of the cable systems which were acquired in the MediaOne Merger and included in the AT&T Insight Midwest Systems, as adjusted to give effect to the preliminary purchase accounting adjustments:

                                                                     (amounts in
                                                                      thousands)
                                                                     -----------
     Assets
       Cash.........................................................  $    304
       Receivables..................................................       620
       Property and equipment.......................................    47,588
       Intangible assets............................................   159,419
                                                                      --------
                                                                      $207,931
                                                                      ========
     Liabilities and Parent's Investment
       Accounts payable and accrued expenses........................  $  9,046
       Parent's Investment..........................................   198,885
                                                                      --------
                                                                      $207,931
                                                                      ========

     The preliminary purchase accounting adjustments in the table above reflect the preliminary estimates of fair value at June 15, 2000. A final allocation of AT&T's purchase price will be made upon receipt of final third party appraisals. The most significant preliminary purchase accounting adjustments related to intangible assets. The preliminary intangible assets include approximately $146.0 million of franchise costs which are amortized over 40 years.

Pro Forma Operating Results (unaudited)

     The following unaudited combined results of operations for the six months ended June 30, 2000 and the year ended December 31, 1999 were prepared assuming the AT&T Merger, the 1999 Exchange, and the MediaOne Merger occurred on January 1, 1999. These pro forma amounts are not necessarily indicative of operating results that would have occurred if the AT&T Merger, the 1999 Exchange, and the MediaOne Merger had occurred on January 1, 1999, nor does it intend to be a projection of future results:

                                                         Six months  Year ended
                                                         ended June December 31,
                                                          30, 2000      1999
                                                         ---------- ------------
                                                         (amounts in thousands)
     Revenue............................................  $90,894     174,939
     Net earnings.......................................  $10,485      26,679

                          AT&T INSIGHT MIDWEST SYSTEMS
            (A combination of certain assets, as defined in Note 1)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)


(3) Parent's Investment

     Parent's investment in the AT&T Insight Midwest Systems at June 30, 2000 and December 31, 1999 is summarized as follows (amounts in thousands):

                                                         June 30,   December 31,
                                                           2000         1999
                                                        ----------- ------------
                                                        (unaudited)
   Due to parent....................................... $1,227,508   1,041,175
   Retained earnings since March 1, 1999...............     29,340      19,108
                                                        ----------   ---------
                                                        $1,256,848   1,060,283
                                                        ==========   =========

     The non-interest bearing amount due to parent includes AT&T's equity in acquired systems, advances for operations, acquisitions and construction costs, as well as the amounts owed as a result of the allocation of certain costs from AT&T.

     As a result of AT&T's 100% ownership of the AT&T Insight Midwest Systems, the non-interest bearing amounts due to parent have been classified as a component of Parent's investment in the accompanying combined balance sheets. Such amounts are due on demand.

     The AT&T Insight Midwest Systems purchase, at AT&T's cost, certain pay television and other programming through a certain indirect subsidiary of AT&T. Charges for such programming are included in operating expenses in the accompanying combined financial statements.

     Certain subsidiaries of AT&T provide administrative services to the AT&T Insight Midwest Systems and have assumed managerial responsibility of the AT&T Insight Midwest Systems' cable television system operations and construction. As compensation for these services, the AT&T Insight Midwest Systems pay a monthly fee calculated on a per-subscriber basis.

     The intercompany advances and expense allocation activity in amounts due to parent consist of the following (amounts in thousands):

                                                New Insight         Old Insight
                                          ------------------------- ------------
                                          Six months    Ten months   Two months
                                             ended        ended        ended
                                           June 30,    December 31, February 28,
                                             2000          1999         1999
                                          -----------  ------------ ------------
                                          (unaudited)
   Beginning of period................... $1,041,175      892,683     282,834
     Programming charges.................     21,457       30,083       5,282
     Management fees.....................      4,039        5,497         900
     Cable system acquisitions...........    198,885      162,219         --
     Cash transfers......................    (38,048)     (49,307)    (10,889)
                                          ----------    ---------     -------
   End of period......................... $1,227,508    1,041,175     278,127
                                          ==========    =========     =======

                          AT&T INSIGHT MIDWEST SYSTEMS
            (A combination of certain assets, as defined in Note 1)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)


(4) Commitments and Contingencies

     The Cable Television Consumer Protection and Competition Act of 1992 (the "1992 Cable Act") imposed certain rate regulations on the cable television industry. Under the 1992 Cable Act, all cable systems are subject to rate regulation, unless they face "effective competition," as defined by the 1992 Cable Act and expanded in the Telecommunications Act of 1996 (the "1996 Act"), in their local franchise area.

     Although the Federal Communications Commission (the "FCC") has established regulations required by the 1992 Cable Act, local government units (commonly referred to as local franchising authorities) are primarily responsible for administering the regulation of a cable system's basic service tier. The FCC historically administered rate regulation of any cable programming service tier ("CPST"). The FCC's authority to regulate CPST rates expired on March 31, 1999.

     The Company believes that it has complied in all material respects with the provisions of the 1992 Cable Act and the 1996 Act, including its rate setting provisions. If, as a result of the review process, a system cannot substantiate its rates, it could be required to retroactively reduce its rates to the appropriate benchmark and refund the excess portion of rates received. Any refunds of the excess portion of CPST rates would be retroactive to the date of complaint.

     Certain plaintiffs have filed or threatened separate class action complaints against cable systems across the United States alleging that the systems' practice of assessing an administrative fee to subscribers whose payments are delinquent constitutes an invalid liquidated damage provision, a breach of contract, and violates local consumer protection statutes. Plaintiffs seek recovery of all late fees paid to the subject systems as a class purporting to consist of all subscribers who were assessed such fees during the applicable limitation period, plus attorney fees and costs. In March 2000, a settlement agreement was executed with respect to certain late fee class action complaints, which involves certain of the AT&T Insight Midwest Systems. On October 11, 2000 the court approved the settlement agreement with the exception of certain customers, including customers in Illinois, which did not receive notice regarding the settlement. A hearing has been scheduled for December 18, 2000 with respect to the settlement action on the customers which were excluded from the October 11, 2000 settlement approval. The settlement is not expected to have a material impact on the AT&T Insight Midwest Systems' financial condition or results of operations.

     The AT&T Insight Midwest Systems have contingent liabilities related to legal proceedings and other matters arising in the ordinary course of business. Although it is reasonably possible the AT&T Insight Midwest Systems may incur losses upon conclusion of such matters, an estimate of any loss or range of loss cannot be made. In the opinion of management, it is expected that amounts, if any, which may be required to satisfy such contingencies will not be material in relation to the accompanying combined financial statements.

                          AT&T INSIGHT MIDWEST SYSTEMS
            (A combination of certain assets, as defined in Note 1)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)


     The AT&T Insight Midwest Systems lease business offices, have entered into pole rental agreements and use certain equipment under lease arrangements. Rental expense for such arrangements amounted to $639,000, $1,037,000 and $157,000 for the six months ended June 30, 2000, the ten months ended December 31, 1999 and the two months ended February 28, 1999, respectively.

     Future minimum lease payments under noncancelable operating leases for each of the next five years are summarized as follows (amounts in thousands):

          Years ending December 31:
          2000............................................. $525
          2001.............................................  382
          2002.............................................  345
          2003.............................................  324
          2004.............................................  325
          Thereafter.......................................  209

     It is expected that, in the normal course of business, expiring leases will be renewed or replaced.

                         Report of Independent Auditors

The Board of Directors
Insight Communications Company, Inc.

     We have audited the accompanying combined balance sheets of the Griffin, GA, Rockford, IL, Portland, IN and Scottsburg, IN cable television systems (collectively, the "Combined Systems") included in Insight Communications Company, L.P., as of December 31, 1999, and the related combined statements of operations and changes in net assets, and cash flows for the year then ended. These combined financial statements are the responsibility of the Combined Systems' management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of the Combined Systems, included in Insight Communications Company, L.P., as of December 31, 1999, and the combined results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States.

                                          Ernst & Young LLP

New York, New York
October 11, 2000

           GRIFFIN GA, ROCKFORD, IL, PORTLAND, IN AND SCOTTSBURG, IN
                            CABLE TELEVISION SYSTEMS
                            COMBINED BALANCE SHEETS
                                 (in thousands)

                                                        December 31,  June 30,
                                                            1999        2000
                                                        ------------ -----------
                                                                     (unaudited)
                        Assets
Cash and cash equivalents.............................    $    412    $      1
Trade accounts receivable, net of allowance for
   doubtful accounts of $22 in 1999 and 2000..........       1,110       1,112
Prepaid expenses and other current assets.............         768       2,716
                                                          --------    --------
    Total current assets..............................       2,290       3,829

Fixed assets, net.....................................      42,637      43,986
Intangible assets, net of accumulated amortization of
   $19,490 and $23,390 at December 31, 1999 and June
   30, 2000, respectively.............................      97,416      93,516
                                                          --------    --------
    Total assets......................................    $142,343    $141,331
                                                          ========    ========
              Liabilities and Net Assets
Accounts payable......................................    $  4,216    $  1,302
Accrued expenses and other current liabilities........         881       2,794
Due to affiliates.....................................      12,716      12,867
                                                          --------    --------
    Total current liabilities.........................      17,813      16,963
Net assets............................................     124,530     124,368
                                                          --------    --------
    Total liabilities and net assets..................    $142,343    $141,331
                                                          ========    ========



                            See accompanying notes.

           GRIFFIN GA, ROCKFORD, IL, PORTLAND, IN AND SCOTTSBURG, IN
                            CABLE TELEVISION SYSTEMS
          COMBINED STATEMENTS OF OPERATIONS AND CHANGES IN NET ASSETS
                                 (in thousands)

                                                                     Six months
                                                         Year ended     ended
                                                        December 31,  June 30,
                                                            1999        2000
                                                        ------------ -----------
                                                                     (unaudited)
Revenue................................................   $ 34,899    $ 20,164
Costs and expenses:
  Programming and other operating costs................     11,195       7,244
  Selling, general and administrative..................      7,135       4,422
  Depreciation and amortization........................     15,719       8,650
                                                          --------    --------
Operating income (loss)................................        850        (152)
Other income (expense).................................        173         (10)
                                                          --------    --------
Net income (loss)......................................      1,023        (162)
                                                          --------    --------
Net assets, beginning of period........................    102,307     124,530
Contribution of cable system assets (Note A)...........     21,200         --
                                                          --------    --------
Net assets, end of period..............................   $124,530    $124,368
                                                          ========    ========


                            See accompanying notes.

           GRIFFIN GA, ROCKFORD, IL, PORTLAND, IN AND SCOTTSBURG, IN
                            CABLE TELEVISION SYSTEMS
                       COMBINED STATEMENTS OF CASH FLOWS
                                 (in thousands)

                                                      Year ended    Six months
                                                     December 31, ended June 30,
                                                         1999          2000
                                                     ------------ --------------
                                                                   (unaudited)
Operating activities:
Net income (loss)..................................    $  1,023      $  (162)
Adjustments to reconcile net income to net cash
 provided by operating activities:
  Depreciation and amortization....................      15,719        8,650
  Provision for losses on trade accounts receiv-
   able............................................         434          326
Changes in operating assets and liabilities:
    Trade accounts receivable......................        (465)        (328)
    Prepaid expenses and other current assets......        (577)      (1,948)
    Accounts payable...............................       1,312       (2,913)
    Accrued expenses and other current liabili-
     ties..........................................         269        1,913
    Due to affiliates..............................       6,549          151
                                                       --------      -------
Net cash provided by operating activities..........      24,264        5,689
                                                       --------      -------
Investing activities:
Purchases of fixed assets..........................     (24,518)      (6,100)
                                                       --------      -------
Net cash used in investing activities..............     (24,518)      (6,100)
                                                       --------      -------
Net decrease in cash and cash equivalents..........        (254)        (411)
Cash and cash equivalents, beginning of period.....         666          412
                                                       --------      -------
Cash and cash equivalents, end of period...........    $    412      $     1
                                                       ========      =======


                            See accompanying notes.

           GRIFFIN GA, ROCKFORD, IL, PORTLAND, IN AND SCOTTSBURG, IN
                            CABLE TELEVISION SYSTEMS

                     NOTES TO COMBINED FINANCIAL STATEMENTS

A. Description of Business and Basis of Presentation

 Description of Business

     The cable television systems operating in the areas of Griffin, GA; Rockford, IL; Portland, IN; and Scottsburg, IN (the "Combined Systems") are principally engaged in the cable television business under non-exclusive franchise agreements, which expire at various times beginning in 2000. The Combined Systems are owned by Insight Communications Company, L.P. (the "Partnership"). The Partnership is owned by Insight Communications Company, Inc. ("Insight Inc.").

 Basis of Presentation

     The accompanying combined financial statements of the Combined Systems reflect the "carved out" historical financial position, results of operations and changes in net assets, and cash flows of the operations of the Combined Systems as if they had been operating as a separate company. Significant intercompany accounts and transactions between the Combined Systems have been eliminated. Significant accounts and transactions with the Partnership and its affiliates are disclosed as related party transactions (See Note C).

     On March 22, 1999 the Partnership exchanged its Franklin, Virginia cable system ("Franklin") servicing 9,200 subscribers for Falcon Cable's Scottsburg ("Scottsburg") Indiana system servicing 4,100 subscribers. In addition, the Partnership received $8.0 million in cash. This transaction has been accounted for by the Partnership as a sale of the Franklin system and a purchase of the Scottsburg system. In addition, on March 31, 1999 the Partnership acquired Americable International of Florida Inc.'s Portland, Indiana and Fort Recovery, Ohio cable systems ("Portland") servicing approximately 6,100 subscribers for $10.9 million. This acquisition has been accounted for as a purchase. Accordingly, the Scottsburg and Portland systems have been included in the accompanying combined balance sheets at their fair values (approximately $21.2 million). The Scottsburg and Portland systems' purchase price was allocated to the cable television assets acquired in relation to their fair values as increases in property and equipment of approximately $4.3 million and franchise costs of $16.9 million. Franchise costs arising from the acquisition of the Scottsburg and Portland systems are being amortized on the straight-line method over a period of 15 years.

     The pro forma unaudited results of operations of the Combined Systems for the year ended December 31, 1999 assuming the acquisition of the Scottsburg and Portland systems occurred on January 1, 1999 is as follows (in thousands):

      Revenues......................................................... $35,986
      Income before extraordinary item.................................   1,243
      Net income.......................................................   1,243

           GRIFFIN GA, ROCKFORD, IL, PORTLAND, IN AND SCOTTSBURG, IN
                            CABLE TELEVISION SYSTEMS

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)

     The combined financial statements have been adjusted to include the allocation of certain expenses incurred by the Partnership on the Combined Systems' behalf, based upon the ratio of Combined System subscribers to total Partnership subscribers. These allocations reflect all costs of doing business that the Combined Systems would have incurred on a stand alone basis as disclosed in Note C. Management believes that these allocations are reasonable.

     The accompanying unaudited financial statements for the six months ended June 30, 2000, have been prepared in accordance with generally accepted accounting principles for interim financial information and with Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six month period are not necessarily indicative of the results that may be expected for the year ending December 31, 2000.

B. Summary of Significant Accounting Policies

 Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

 Concentration of Credit Risk

     A significant portion of the customer base is concentrated within the local geographical area of each of the individual cable television systems. The Combined Systems generally extend credit to customers and the ultimate collection of accounts receivable could be affected by the local economy. Management performs continuous credit evaluations of its customers and may require cash in advance or other special arrangements from certain customers. Management does not believe that there is a significant credit risk that could have a significant effect on the financial condition of the Combined Systems.

 Revenue Recognition

     Revenues include service fees, connection fees and launch fees. Service fees are recorded in the month the cable television and pay television services are provided to subscribers. Connection fees are charged for the hook-up of new customers and are recognized as current revenues to the extent of direct selling costs incurred. Launch fees are deferred and amortized over the period of the underlying contract. Any fees in excess of such costs are deferred and amortized into income over the period that subscribers are expected to remain connected to the system.

           GRIFFIN GA, ROCKFORD, IL, PORTLAND, IN AND SCOTTSBURG, IN
                            CABLE TELEVISION SYSTEMS

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)


 Statement of Cash Flows

     The Combined Systems participate in a cash management system with affiliates whereby cash receipts are transferred to a centralized Partnership bank account from which centralized payments to various suppliers and creditors are made on behalf of the Combined Systems. Amounts shown as cash represent the Combined Systems' net cash receipts not transferred to the centralized account as of December 31, 1999 and June 30, 2000. The average net intercompany balances were $9.4 million and $12.8 million for the year ended December 31, 1999 and the six month period ended June 30, 2000, respectively.

     For purposes of this statement, cash and cash equivalents includes all highly liquid investments purchased with original maturities of three months or less.

 Fixed Assets

     Fixed assets are stated at cost, which includes amounts capitalized for labor and overhead expended in connection with the installation of cable television systems. Depreciation is computed using the straight-line method over estimated useful lives ranging from 5 to 12 years. Management does not believe that any events or changes in circumstances indicate that the carrying value of these long-lived assets may not be recovered. Fixed assets consist of the following (in thousands):

                                                       December 31,  June 30,
                                                           1999        2000
                                                       ------------ -----------
                                                                    (unaudited)
     Land, buildings and improvements.................   $    352    $    392
     Cable television equipment.......................     56,075      61,505
     Furniture, fixtures and office equipment.........        282         910
     Less accumulated depreciation and amortization...    (14,072)    (18,821)
                                                         --------    --------
                                                         $ 42,637    $ 43,986
                                                         ========    ========

     Depreciation expense for the year ended December 31, 1999 and the six months ended June 30, 2000 was $7.8 million and $4.8 million, respectively.

 Intangible Assets

     Intangible assets consist primarily of franchise costs. Costs incurred negotiating and renewing franchise agreements are capitalized and amortized over the life of the franchise. Franchise rights acquired through the purchase of cable television systems represent the excess cost of the properties acquired over the fair value of the tangible assets at the date of acquisition. During 1999, the Combined Systems amortized cable television franchise costs over periods up to 15 years using the straight-line method. The carrying value of intangible assets will be reviewed if facts and circumstances suggest that that they may be impaired. Upon a determination that the carrying value of intangible assets will not be recovered from the undiscounted future cash flows of the acquired

           GRIFFIN GA, ROCKFORD, IL, PORTLAND, IN AND SCOTTSBURG, IN
                            CABLE TELEVISION SYSTEMS

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)

business, the carrying value of such intangible assets would be considered impaired and would be reduced by a charge to operations in the amount of the impairment based on fair value. Based on its recent analysis, management believes that no impairment of long-lived assets exists at December 31, 1999.

 Income Taxes

     As a U.S. partnership, the Partnership is not subject to federal and most state income taxes and, therefore, no income taxes are recorded in the accompanying financial statements.

C. Related Parties

     In the normal course of business, the Combined Systems had various transactions with the Partnership and its affiliates, generally on terms that in management's view resulted in reasonable allocations.

     The assets of the Combined Systems serve as security under the Partnership's lending agreements. No amount of interest charged under these agreements has been allocated to the Combined Systems' operations. Interest expense on a consolidated basis for the Partnership was approximately $5.8 million for the year ended December 31, 1999 and approximately $100,000 for the six months ended June 30, 2000.

     Included in the Combined Systems' operating expenses are charges for general, administrative and promotional services provided by the Partnership. These charges are based on customary rates and are in the ordinary course of business. For the year ended December 31, 1999, and the six months ended June 30, 2000, these charges totaled approximately $1.4 million and $680,000, respectively.

D. Commitment and Contingencies

     The Combined Systems had rental expense of approximately $522,000 and $519,000 for the year ended December 31, 1999 and the six months ended June 30, 2000, respectively, under various lease agreements for offices, utility poles, warehouses and computer equipment. Future minimum rental payments required under operating leases over the next five years are as follows:

         2000.......................................... $172,200
         2001..........................................   93,600
         2002..........................................   16,100
         2003..........................................      550
         2004..........................................      --
         Thereafter....................................      --
                                                        --------
                                                        $282,450
                                                        ========

           GRIFFIN GA, ROCKFORD, IL, PORTLAND, IN AND SCOTTSBURG, IN
                            CABLE TELEVISION SYSTEMS

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)


     The Combined Systems are subject to other various legal proceedings that arise in the ordinary course of business. While it is impossible to determine with certainty the ultimate outcome of these matters, it is management's opinion that the resolution of these matters will not have a material adverse affect on the financial condition of the Combined Systems.

E. Recent Accounting Pronouncements

     During 1999, the Combined Systems adopted Statement of Position 98-1, "Accounting for the Cost of Computer Software Developed or Obtained for Internal Use" (SOP 98-1). SOP 98-1 requires that companies capitalize qualifying costs incurred during the application development stage of a software project. All other costs incurred in connection with an internal use software project are to be expensed as incurred. The adoption of SOP 98-1 did not have a material impact on the Combined Systems financial statements.

     In June 1998, the FASB issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"). SFAS No. 133, as amended by SFAS No. 137, is effective for all fiscal years beginning after June 15, 2000. SFAS No. 133 will require the Combined Systems to recognize all derivatives on the balance sheet at fair value. Although management has not completed its assessment of the impact of this standard on its results of operations and financial position, management does not anticipate that adoption of this standard will be material.

F. Subsequent Events (Unaudited)

 Telephony Agreements

     On July 17, 2000, Insight Inc. and its affiliates entered into definitive agreements with AT&T Broadband, LLC ("AT&T Broadband") for the provision by AT&T Broadband of all-distance telephone service utilizing the cable systems' infrastructure under the AT&T brand name. Telephony revenues are to be attributed to AT&T Broadband who, in turn, will pay the cable affiliate a monthly per line access fee. AT&T Broadband will also pay the cable affiliate for marketing, installation and billing support. AT&T Broadband would be required to install and maintain the necessary switching equipment, and would be the local exchange carrier of record. It is expected that the cable affiliates will market the telephone services both independently and as part of a bundle of services.

 Contribution of Combined Systems

     On August 15, 2000, the Partnership entered into definitive agreements with AT&T Broadband for the contribution to Insight Midwest L.P. (a partnership between the Partnership and AT&T Broadband of which the Partnership is the general partner) of additional cable television systems, including the Combined Systems. Through a series of transactions, the Partnership will contribute to Insight Midwest its interests in systems serving approximately 182,400 customers,

           GRIFFIN GA, ROCKFORD, IL, PORTLAND, IN AND SCOTTSBURG, IN
                            CABLE TELEVISION SYSTEMS

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)

including the approximately 88,100 customers served by the Combined Systems. In addition, the Partnership will purchase from AT&T Broadband and immediately contribute to Insight Midwest, systems serving approximately 97,200 customers and AT&T Broadband will contribute systems serving approximately 248,800 customers. Upon completion of the transactions, Insight Midwest will remain equally owned by the Partnership and AT&T Broadband, and the Partnership will continue to serve as the general partner and manage and operate the Insight Midwest systems. The consummation of the definitive agreements is subject to several conditions, including the receipt of all necessary regulatory approvals.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                 Insight Midwest, L.P.
                                     (Registrant)

                                 By: Insight Communications Company, L.P.,
                                     its general partner
                                 By: Insight Communications Company, Inc.,
                                     its general partner


Date: October 23, 2000           By: Elliot Brecher
                                    ---------------------------------------
                                     Elliot Brecher
                                     Senior Vice President
                                       and General Counsel